Exhibit 10.10

January 26, 2007

Mr. Troy Ignelzi

14542 North 100th Place

Scottsdale, AZ 85260

Dear Troy:

I am pleased to offer you the position of Vice President of Business Development and Strategic Planning at Insys Therapeutics, Inc. The salary offered for this position is $123,000.00 per year. You are also eligible to receive a bonus potential of up to 35% of your base salary. A 20% bonus is guaranteed. 10% of this years bonus will be paid upfront, however if for any reason your employment is less than 12 months, you will be required to pay this bonus back plus interest. As a full-time employee you will be eligible for health benefits and a 401K retirement plan. The attached “employment statement” summarizes your employment benefits.

On the first day of your employment you will be requested to sign a Confidentiality Agreement. If you are in agreement, please signify your acceptance of this offer of employment by signing and returning this letter and the “offer statement” no later than February 2, 2007.

Troy, you have been offered a key position at Insys and we look forward to your active contribution to the success of our company. It is my hope that you will find your employment at Insys a truly rewarding experience.

I look forward to welcoming you to Insys. Should you have any questions or concerns please do not hesitate to contact me.

Sincerely,

/s/ John Kapoor
Dr. John N. Kapoor
Chairman

I hereby accept Insys Therapeutics Inc.’s offer as described in this letter.

/s/ Troy Ignelzi	1/31/07
Signature of Troy Ignelzi	Date

cc: Kay Armstrong

INSYS THERAPEUTICS, INC. (“COMPANY”)

EMPLOYMENT OFFER STATEMENT (“OFFER STATEMENT”)

TO: Troy Ignelzi

DATE: January 26, 2007

POSITION: Vice President of Business Development and Strategic Planning

START DATE: February 14th, 2007

COMPENSATION:

SALARY	$123,000.00 per annum, Performance review to be conducted at the end of every calendar year.

BONUS	Up to 35% bonus potential. 20% bonus is guaranteed. 10% of the 20% guaranteed to be paid on start date.

EQUITY	You shall receive 85,000 options. On an ongoing basis, you will participate in the annual employee stock option award program, to the extent such awards are granted by the Board of Directors.

34% of the options will be vested immediately upon your joining the company; the remaining 66% will vest per the following schedule:

33% - March 1, 2008

33% - March 1, 2009

In order for any invested options to vest, you must be an employee of the Company in good standing or reach terms that would complete the vesting.

The options shall be subject to all the terms and conditions of the Employee Stock Option Program adopted by the Company. Any Shares issued pursuant to these paragraphs shall be subject to a prohibition on transferability until such time as an initial public offering of the Company’s stock is implemented by the Company.

PAID TIME OFF:	After completion of six months of employment, you are entitled to one week vacation. Your annual vacation time will be two weeks. You will have eight paid holidays and five personal sick days, Please note that vacation time unused for the calendar year cannot be carried over.

HEALTH INSURANCE:	Effective on the first day of the first full month following the Start Date but subject to any pre-existing condition clauses that may be applicable to you or your family, Company Sponsored group medical and dental health coverage will be provided to you consistent with the Company health insurance benefits plan in place.

BENEFITS:	Effective on the first day of the first full month following the Start Date, long term disability and life insurance at one and one-half (1 1/2) times annual salary to a maximum of $100,000,00, consistent with the Company benefits plan, shall be provided to you. These benefits are to be paid in full by the Company.

RETIREMENT:	Subject to all eligibility and waiting period, requirements, you shall be entitled to participate in the 401(k) Plan.

TERMINATION:	Either you or the Company may terminate the “At-Will” employment upon thirty (30) days written notice to the other.

EMPLOYMENT STATUS:	“At Will” Employment; Nothing herein shall be construed to alter your status as an “At-Will” employee.
TECHNOLOGY & INTELLECTUAL PROPERTY:	All intellectual property and technology developed as a result of projects pursued by Insys, whether directly or indirectly, while employed at Insys Therapeutics, Inc. shall belong to the Company.

Accepted:	/s/ Troy Ignelzi	Approved:	/s/ John Kapoor

Its:	Chairman